December 20, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: Stevia Agritech Corp.

Dear Sirs/Madams:

I have read Item 4.01 of the Current Report on Form 8-K/A dated November 29, 2012 of Stevia Agritech Corp., and I agree with the statements made therein concerning my firm.

Very truly yours,

/s/ John Kinross-Kennedy
John Kinross-Kennedy